As filed with the Securities and Exchange Commission on April 24, 2023

Registration No. 333-257731

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 2

TO

REGISTRATION STATEMENT NO. 333-257731

UNDER

THE SECURITIES ACT OF 1933

Janus International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3442	86-1476200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

135 Janus International Blvd.

Temple, GA 30179

(866) 562-2580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ramey Jackson

Chief Executive Officer

Janus International Group, Inc.

135 Janus International Blvd.

Temple, GA 30179

(866) 562-2580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C. Matthew D. Turner Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 United States (713) 836-3600	Lance K. Hancock Kirkland & Ellis LLP 60 East South Temple Salt Lake City, UT 84111 United States (801) 877-8100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective, and from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 7, 2021, Janus International Group, Inc. (the “Company”) filed a registration statement on Form S-1 (Registration No. 333-257731) as originally declared effective by the Securities and Exchange Commission (the “SEC”) on August 6, 2021, which was subsequently amended by Post-Effective Amendment No. 1, filed on June 10, 2022 and declared effective by the SEC on June 15, 2022 (the “Prior Registration Statement”).

This post-effective amendment to the Prior Registration Statement (this “Post-Effective Amendment”) is being filed by the Company to convert the Prior Registration Statement on Form S-1 into a registration statement on Form S-3. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Prior Registration Statement.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 24, 2023

PRELIMINARY PROSPECTUS

JANUS INTERNATIONAL GROUP, INC.

Up to 67,398,183 Shares of Common Stock

This prospectus relates to resale from time to time of up to 67,398,183 shares of our common stock, par value $0.0001 per share (the “Common Stock”), by the selling securityholders named in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”). The Common Stock may be offered from time to time up to specified limits by one or more of the Selling Stockholders identified in this prospectus or in any supplement to this prospectus. See the sections of this prospectus entitled “Selling Securityholders” and “Plan of Distribution.”

The shares of Common Stock are being registered to permit the Selling Stockholders to sell the shares of Common Stock from time to time through ordinary brokerage transactions, directly to market makers or through any other means described in the section of this prospectus entitled “Plan of Distribution,” including through sales to underwriters or dealers (in which case this prospectus will be accompanied by a prospectus supplement listing any underwriters, the compensation to be received by the underwriters and the total amount of money that the Selling Stockholders will receive in such sale after expenses of the offering are paid).

Each Selling Stockholder may elect to sell all, a portion or none of the shares of Common Stock it offers hereby. Each Selling Stockholder will determine the prices and terms of the sales at the time of each offering made by it. We will pay certain offering fees and expenses and fees in connection with the registration of the shares of Common Stock offered hereby and will not receive proceeds from the sale of the shares of Common Stock by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock and will not receive any proceeds from the sale of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Stockholders will issue, offer or sell, as applicable, any of the Common Stock. The Common Stock may be offered from time to time up to specified limits by one or more of the Selling Stockholders identified in this prospectus or in any supplement to this prospectus. See the sections of this prospectus entitled “Selling Securityholders” and “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Common Stock.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “JBI.” On April 21, 2023, the closing sale price of our Common Stock was $9.17 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2023.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 29, 2023 (our “Annual Report”);

•	Our Current Reports on Form 8-K filed with the SEC on February 21, 2023, March 20, 2023, April 12, 2023 and April 18, 2023; and

•	The description of our securities filed as an exhibit to our Annual Report.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www. janusintl.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Janus International Group, Inc.

135 Janus International Blvd.

Temple, GA 30179

(866) 562-2580

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms the “Company,” “Janus,” “we,” “us,” “Group,” “our” and similar terms refer to Janus International Group, Inc. (f/k/a Janus Parent, Inc.) and its consolidated subsidiaries. References to “Juniper” refer to Juniper Industrial Holdings, Inc. Furthermore, in this prospectus:

“Board” means the board of directors of the Company.

“Business Combination” or “business combination” means the business combination consummated on June 7, 2021, as contemplated by the Business Combination Agreement and the related agreements.

“Business Combination Agreement” means the Business Combination Agreement, dated as of December 21, 2020, as amended from time to time, by and among Juniper, Janus Midco, LLC, Janus Parent, Inc., JIH Merger Sub, Inc., and other parties thereto.

“Bylaws” means the amended and restated bylaws of the Company, adopted as of June 7, 2021.

“CCG” or “Clearlake” means Clearlake Capital Group, L.P.

“Certificate of Incorporation” or “charter” means the Amended and Restated Certificate of Incorporation, adopted as of June 7, 2021 of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and restated from time to time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“DGCL” means Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Investor Rights Agreement” means the investor rights agreement, dated June 7, 2021, between the Company, CCG, the SPAC Sponsor, certain stockholders of Juniper and certain former stockholders of Janus Midco, LLC with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement.

“IRS” means the U.S. Internal Revenue Service.

“NYSE” means the New York Stock Exchange.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder” or “Selling Stockholders” means the selling securityholders named in this prospectus.

“SPAC Sponsor” means Juniper Industrial Sponsor, LLC, a Delaware limited liability company, which was Juniper’s initial stockholder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws.

These forward-looking statements include, but are not limited to, statements about our financial condition, results of operations, earnings outlook and prospects or regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the risks set forth in “Risk Factors” in this prospectus and in our other filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statements after the date of this Report, except as required by law.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	changes adversely affecting the business in which we are engaged;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Janus may be adversely affected by other economic, business, and/or competitive factors;

•	operational risk;

•	any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions;

•	fluctuations in the demand for our products and services;

•	the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers;

•	the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates;

•	the possibility that the COVID-19 pandemic, or another major disease, disrupts Janus’s business;

•	our ability to maintain the listing of our securities on a national securities exchange;

•	the possibility of significant changes in foreign exchange rates and controls

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Janus’s resources;

•	general economic conditions, including the capital and credit markets;

•	the possibility of political instability, war or acts of terrorism in any of the countries where we operate; and

•	other risks and uncertainties, including those described in this prospectus set forth in “Risk Factors.”

All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Janus, (“we,” “us,” “Group,” “Janus” or the “Company”), headquartered in Temple, Georgia with eleven domestic and three international manufacturing facilities is a leading global manufacturer, supplier and provider of turn-key self-storage, commercial, and industrial building solutions. Over the past 20 years, Janus has expanded its operations to serve several U.S. and international locations. The Company provides facility and door automation and access control technologies, roll up and swing doors, hallway systems, and relocatable storage “MASS” (Moveable Additional Storage Structures) units (among other solutions). The Company is fundamental to its customer’s success throughout every phase of a project by providing solutions spanning from facility planning and design, construction, technology, and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products.

Our Common Stock are listed on the NYSE under the symbol “JBI.” Our principal executive offices are located at 135 Janus International Blvd., Temple, GA 30179 and our telephone number at that address is (866) 562-2580. Our website is located at www.janusintl.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

The Offering

The following information is as of April 24, 2023 and does not give effect to issuances of our Common Stock after such date.

Issuer	Janus International Group, Inc.

Common Stock offered by the Selling Stockholders	Up to 67,398,183 shares of Common Stock

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. See “Use of Proceeds.”

Market for our shares of Common Stock	Our Common Stock is currently traded on the New York Stock Exchange under the symbol “JBI.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this Prospectus to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale.

The following table sets forth, as of the date of April 24, 2023, the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 146,744,164 shares of Common Stock outstanding as of April 24, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution” for more information.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering
	Number of Shares	Percentage (1)(2)	Shares Offered Hereby	Number of Shares	Percentage
Mark Stuart Levy (3)	244,852	*	244,852	—	—%
Clearlake Capital Group, L.P. (4)	52,124,738	35.5%	52,124,738	—	—%
Norman V. Nettie (5)	1,146,308	*	1,146,308	—	—%
Morgan Hodges (6)	1,117,731	*	1,117,731	—	—%
Nicholas Curtis (7)	462,934	*	462,934	—	—%
Ramey Jackson (8)	1,614,510	1.1%	1,614,510	—	—%
Robert Hadden (9)	101,170	*	101,170	—	—%
Colin Jeromson (10)	12,594	*	12,594	—	—%
Terrence Bagley (11)	160,949	*	160,949	—	—%
Charles T. Prybyloski (12)	103,941	*	103,941	—	—%
James Charles French III (13)	100,594	*	100,594	—	—%
Troy Bix (14)	100,594	*	100,594	—	—%
David Doll (15)	53,650	*	53,650	—	—%
Peter Frayser (16)	231,367	*	231,367	—	—%
Baron Funds (17)	3,000,000	2.0%	3,000,000	—	—%

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering
	Number of Shares	Percentage (1)(2)	Shares Offered Hereby	Number of Shares	Percentage
The Fradin Community Property Revocable Trust (18)	2,545,499	1.7%	2,545,499	—	—%
Peachtree Battle LLC (19)	250,000	*	250,000	—	—%
Ridge Valley LLC (20)	250,000	*	250,000	—	—%
Brian Cook (21)	2,172,601	1.5%	2,172,601	—	—%
Brian S. Cook 2019 Nevada Trust (22)	543,150	*	543,150	—	—%
Juniper GRAT (by Roger Fradin, Trustee) (23)	636,374	*	636,374	—	—%
Northvale Capital Partners, LLC (25)	359,852	*	359,852	—	—%
Thomas A. Szlosek (25)	89,963	*	89,963	—	—%

*	Less than 1%.
(1)	Based upon 146,744,164 shares of Common Stock.
(2)	Ownership percentages do not include shares of Common Stock issuable pursuant to the Omnibus Plan.
(3)

Consists of 244,852 shares of Common Stock held by Mark Stuart Levy, a U.S. citizen. Mr. Levy served as a Director on Juniper’s board of directors from its inception in August 2019 until the closing of the Business Combination. The address for Mr. Levy is 500 South Ocean Boulevard, Palm Beach, FL 33480.

(4)

Shares held of record by Clearlake Capital Partners IV (AIV-Jupiter), L.P., a Delaware limited partnership (“CCPIV”), Clearlake Capital Partners IV (AIV-Jupiter) USTE, L.P., a Delaware limited partnership (“CCPIV USTE”), Clearlake Capital Partners IV (Offshore), L.P., a Cayman Islands limited partnership (“CCPIV Offshore”), Clearlake Capital Partners V, L.P., a Delaware limited partnership (“CCPV”), Clearlake Capital Partners V (USTE), L.P., a Delaware limited partnership (“CCPV USTE”), and Clearlake Capital Partners V (Offshore), L.P., a Cayman Islands limited partnership (“CCPV Offshore”). CCPIV, CCPIV USTE and CCPIV Offshore are managed by Clearlake Capital Management IV, L.P., a Delaware limited partnership (“CCMIV”). CCMIV’s general partner is Clearlake Capital Group, L.P., whose general partner is Clearlake Capital Group GP, LLC, a Delaware limited liability company (“CCG GP”). The general partner for each of CCPIV, CCPIV USTE and CCPIV is Clearlake Capital Partners IV GP, L.P., a Delaware limited partnership (“CCPIV GP”). CCPIV GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCPV, CCPV USTE and CCPV Offshore are managed by Clearlake Capital Management V, L.P., a Delaware limited partnership (“CCMV”). CCMV’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG GP. The general partner for each of CCPV, CCPV USTE and CCPV Offshore is Clearlake Capital Partners V GP, L.P., a Delaware limited partnership (“CCPV GP”). CCPV GP’s general partner is CCP. CCP’s managing member is CCP MM, LLC, a Delaware limited liability company (“CCP MM”). CCPMM’s managing member is CCG Operations, LLC (“CCG Ops”). CCG Global LLC, a Delaware liability company (“CCG Global”), is the managing member of CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Global and may be deemed to share voting and investment power of the shares held of record by CCPIV, CCPIV USTE, CCPIV OFFSHORE, CCPV, CCPV USTE AND CCPV Offshore. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

(5)

Consists of (i) 546,308 shares of Common Stock held directly by Mr. Nettie and (ii) 600,000 shares of Common Stock held by the Nettie Family Gift Trust (the “Nettie Family Trust”). Immediate family members of Mr. Nettie are trustees and beneficiaries of the Nettie Family Gift Trust. The address for the Nettie Family Trust is 4729 Talleybrook Dr. NW, Kennesaw, GA 30152. Mr. Nettie serves as Vice President of Manufacturing of Janus.

(6)

Consists of (i) 10,000 shares of Common Stock held by each of the Dempsey Marie Hodges-Powell Gift Trust (the “Dempsey Marie Hodges-Powell Gift Trust”), the Maverick Grayson Hodges-Powell Gift Trust (the “Maverick Grayson Hodges-Powell Gift Trust”), the Hartley Marie Hodges Gift Trust (the “Hartley

Marie Hodges Gift Trust”), the Lennon Morgan Hodges Gift Trust (the “Lennon Morgan Hodges Gift Trust”), the Keaton Quinn Hodges Gift Trust (the “Keaton Quinn Hodges Gift Trust”) and the John Morgan Hodges III Gift Trust (the “John Morgan Hodges III Gift Trust”), (ii) 50,000 shares of Common Stock held by each of the J Morgan Hodges II Gift Trust (the “J Morgan Hodges II Gift Trust”), the Natalie Marie Hodges-Powell Gift Trust (the “Natalie Marie Hodges-Powell Gift Trust”), the Meghan Eva Hodges Gift Trust (the “Meghan Eva Hodges Gift Trust”) and the Aubrie Hodges Mathewson Gift Trust (the “Aubrie Hodges Mathewson Gift Trust” and, together with the other entities listed in clauses (i) and (ii), the “Gift Trusts”), (iii) 428,865 shares of Common Stock held by the Lisa M. Hodges Revocable Trust (the “Lisa M. Hodges Trust”) and (iv) 428,866 shares of Common Stock held by the J. Morgan Hodges Revocable Trust (the “J. Morgan Hodges Trust”). Immediate family members of Mr. Hodges are trustees and beneficiaries of each of the Gift Trusts and the Lisa M. Hodges Trust and Mr. Hodges is the trustee of the J. Morgan Hodges Trust. The address for all of the trusts listed herein is 6675 Peacock Rd., Sarasota, FL 34242. Mr. Hodges serves as Executive Vice President of Janus.
(7)

Consists of 462,934 shares of Common Stock held by Nicholas Curtis, a U.S. citizen. The address of Mr. Curtis is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(8)

Consists of (i) 250,000 shares of Common Stock held by the Pierce Jackson Gift Trust (the “Pierce Jackson Trust”), (ii) 250,000 shares of Common Stock held by the Preslie Jackson Gift Trust (the “Preslie Jackson Trust”) and (ii) 1,114,510 shares of Common Stock held by the Ray P Jackson Jr Revocable Trust (the “Ray P Jackson Jr Trust”). Immediate family members of Mr. Jackson are trustees and beneficiaries of the Pierce Jackson Trust and the Preslie Jackson Trust. and Mr. Jackson is the trustee of the Ray P Jackson Jr Trust. The addresses for the Pierce Jackson Trust, the Preslie Jackson Trust and the Ray P Jackson Jr Trust are 197 Brewer Rd., Kingston, GA 30145. Mr. Jackson serves as our Chief Executive Officer and as a Director on the Janus board of directors.

(9)

Consists of 101,170 shares of Common Stock held by Robert Hadden, a U.S. citizen. The address of Mr. Hadden is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(10)

Consists of 12,594 shares of Common Stock held by Colin Jeromson, a U.S. citizen. The address of Mr. Jeromson is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(11)

Consists of 160,949 shares of Common Stock held by Terrence Bagley, a U.S. citizen. The address of Mr. Bagley is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(12)

Consists of 103,941 shares of Common Stock held by Charles T. Prybyloski, a U.S. citizen. The address of Mr. Prybyloski is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(13)

Consists of 100,594 shares of Common Stock held by James Charles French III, a U.S. citizen. The address of Mr. French is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(14)	Consists of 100,594 shares of Common Stock held by Troy Bix, a U.S. citizen. The address of Mr. Bix is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.
(15)

Consists of 53,650 shares of Common Stock held by David Doll, a U.S. citizen. Mr. Doll serves as a Director on the Janus board of directors. The address of Mr. Doll is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(16)

Consists of 231,367 shares of Common Stock held by Peter Frayser, a U.S. citizen. Mr. Frayser serves as the Vice President of Sales and Estimating of Janus. Mr. Frayser has been employed by Janus since 2016. The address of Mr. Frayser is c/o Janus International Group, Inc., 135 Janus International Blvd., Temple, Georgia 30179.

(17)

Consists of 3,000,000 shares of Common Stock held by Baron Small Cap Fund. Mr. Ronald Baron is a Trustee of Baron Investment Funds Trust of which Baron Small Cap Fund is a series and is a Director of Baron Capital Group, Inc. and its subsidiaries. Mr. Baron has voting and/or investment control over the shares held by Baron Small Cap Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund. The address of the entities named in this footnote is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(18)

Consists of 2,545,499 shares of Common Stock held by The Fradin Community Property Revocable Trust (“The Fradin Community Property Revocable Trust”). Roger Fradin is a trustee of and beneficiary to The Fradin Community Property Revocable Trust. Mr. Fradin serves as a Director on the Janus board of directors. The address for the entity listed in this footnote is 14 Fairmount Avenue, Chatham, NJ 07928.
(19)

Consists of 250,000 shares of Common Stock held by Peachtree Battle LLC (“Peachtree”). David M. Cote is the sole member of Peachtree. The address of Peachtree is 101 Park Ave, PO Box 0781, Anna Maria, FL 34216-0781.

(20)

Consists of 250,000 shares of Common Stock held by Ridge Valley LLC (“Ridge Valley”). David M. Cote is the sole member of Ridge Valley. The address of Ridge Valley is 101 Park Ave, PO Box 0781, Anna Maria, FL 34216-0781.

(21)

Consists of 2,172,601 shares of Common Stock held by Brian Cook. Mr. Cook served as Chief Financial Officer of Juniper from its inception in August 2019 until the closing of the Business Combination and as Chief Executive Officer of Juniper from January 2020 until the closing of the Business Combination. Mr. Cook serves as a Director on the Janus board of directors. The address for Mr. Cook is c/o Chiesa Shahinian & Giantomasi PC, One Boland Drive West Orange, New NJ 07052, Attn: Steven Loeb, Esq.

(22)

Consists of 543,151 shares of Common Stock held by Brian S. Cook 2019 Nevada Trust. Adam S. Cook is the sole trustee of the Brian S. Cook 2019 Nevada Trust. The address for the entity listed in this footnote is Adam S. Cook, Trustee 394 Summit Street Norwood, NJ 07648.

(23)

Consists of 636,374 shares of Common Stock held by Juniper GRAT (by Roger Fradin, Trustee) (the “Juniper GRAT Trust”). Roger Fradin is the sole trustee of the Juniper GRAT Trust. The address for the entity listed in this footnote is 72 Juniper Drive, Atherton CA 94027.

(24)

Consists of 359,852 shares of Common Stock held by Northvale Capital Partners, LLC. The address for the entity listed in this footnote is c/o Chiesa Shahinian & Giantomasi PC, One Boland Drive West Orange, New NJ 07052, Attn: Steven Loeb, Esq.

(25)

Consists of 89,963 shares of Common Stock held by Thomas A. Szlosek. Mr. Szlosek serves as a Director on the Janus board of directors. The address for Mr. Szlosek is 2 Charles Lane, Green Brook, NJ 08812.

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on the NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in underwritten transactions or through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may enter into agreements with the Selling Stockholders to sell a specified number of such securities at a stipulated price;

•	through the distributions by and Selling Stockholder or its affiliates to members, limited partners or stockholders;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange, sales made into an existing market for the shares, or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through a combination of any of the above methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Stockholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of our Common Stock offered by them will be the purchase price of our Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.

The Selling Stockholders may use this prospectus in connection with resales of our Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Common Stock and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of our Common Stock.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our Common Stock acquired pursuant to this offering. This discussion assumes that the Common Stock will trade separately. All prospective non-U.S. holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not or is not treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	An estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

A trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus. We assume in this discussion that a non-U.S. holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxation. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, including, but not limited to, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities in which all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the United States, holders subject to the Medicare contribution tax on net investment income or the alternative minimum tax, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our Common Stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our Common Stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OF SHARES OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY OTHER APPLICABLE TAXING JURISDICTION IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Distributions on our Common Stock

As described in the section entitled “Market Price of Common Stock and Dividends—Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the Common Stock. Any remaining excess will be treated as capital gain from the sale or exchange of such Common Stock, subject to the tax treatment described below in “—Gain on Sale, Exchange or other Taxable Disposition of our Common Stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our Common Stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S holder’s conduct of a trade or business within the U.S. Non-U.S holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or other Taxable Disposition of our Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock unless:

•

The gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the U.S. by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and be required to file a U.S. federal income tax return. If the non-U.S. holder is treated as a foreign corporation for U.S. federal income tax purposes, the branch profits tax described above in “Distributions on our Common Stock” also may apply;

•

The non-U.S. holder is an individual who is treated as present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.); or

•

Our Common Stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period ending on the date of such disposition (or the non-U.S. holder’s holding period of our Common Stock, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our Common Stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock will be subject to U.S. federal income tax on the disposition of our Common Stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our Common Stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Common Stock paid to such holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our Common Stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our Common Stock if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person (as defined in the Code).

Information reporting and backup withholding will generally apply to the proceeds of a taxable disposition of our Common Stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, taxable dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our Common Stock and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 825,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of April 24, 2023 we had 146,744,164 shares of Common Stock outstanding held by approximately 17 holders of record and no shares of preferred stock outstanding. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time and the terms of the Earnout Agreement, holders of outstanding shares of Common Stock will be entitled to receive dividends out of assets legally available at the times and in the amounts as the Board may determine from time to time.

Voting Rights

Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of shares of the Company’s Common Stock shall have no cumulative voting rights.

Preemptive Rights

The Company’s Common Stock is not entitled to preemptive or other similar subscription rights to purchase any of the Company’s securities.

Conversion or Redemption Rights

The Company’s Common Stock is neither convertible nor redeemable.

Liquidation Rights

Upon the Company’s liquidation, the holders of the Company’s Common Stock will be entitled to receive pro rata the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding and subject to the terms of the Earnout Agreement.

Preferred Stock

The Board may, without further action by the Company’s shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of the Company’s Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of the Company’s liquidation before any payment is made to the holders of shares of the Company’s Common Stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Board, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of the Company’s Common Stock and the market value of the Company’s Common Stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation and the Company’s Bylaws

Our certificate of incorporation, bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire it. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

These provisions include:

Classified Board

Our certificate of incorporation provides that the Board be divided into three classes of directors, with each class consisting, as nearly as possible, of one-third of the total number of directors and with the directors serving three-year terms. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Board.

Stockholder Action by Written Consent

Our certificate of incorporation precludes stockholder action by written consent at any time unless such action is recommended or approved by all directors of the Company then in office, with the exception that actions taken by holders of preferred stock may be taken without a meeting provided that the requisite number of signatures required to authorize or take such action at a meeting are delivered to the Company in compliance with the parameters set forth in our certificate of incorporation.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provides that, except as required by law, special meetings of our stockholders may be called at any time only by or at the direction of the Board, the Chairman of the Board or our Chief Executive Officer. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Advance Notice Procedures

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed only for cause upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Supermajority Approval Requirements

Our certificate of incorporation and bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our certificate of incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our certificate of incorporation provides that the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding filling vacancies on the Board and newly created directorships;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provision requiring exclusive forum in Delaware; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Our certificate of incorporation provides that the provision on competition and corporate opportunity be amended only by an affirmative vote of at least 80% of the voting power of all then-outstanding shares of stock entitled to vote thereon voting together as a single class.

The combination of the classification of the Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to stock exchange rules. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. One of the effects of the existence of authorized but unissued Common Stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our shareholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, shareholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Shareholders’ Derivative Actions

Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former of our directors, officers, stockholders, agents or other employees to us or our shareholders, or any claim for aiding and abetting such alleged breach, (3) any action asserting a claim against the Company or any director, officer, stockholder, agent or other employee of us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (4) any other action asserting a claim against the Company or any director, officer, stockholder, agent or other employee of us that is governed by the internal affairs doctrine; provided that for the avoidance of doubt, the forum selection provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any “derivative action,” will not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XI of the Company’s amended and restated certificate of incorporation will not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. However, it is possible that a court could find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable. Although the Company believes these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or shareholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our directors or their respective affiliates, other than those directors, who are our employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of the Company or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Company’s affiliates now engage or propose to engage or (2) otherwise competing with the Company’s affiliates. In addition, to the fullest extent permitted by law, in the event that the Company or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity, and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation will include a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our shareholders, through shareholders’ derivative suits on our behalf, to recover monetary damages from a director for certain breaches of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director for breaches of the duty of loyalty or if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our certificate of incorporation and bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions that will be included in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we are required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combinations related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders, purchasers of placement units, any of their respective affiliates and other third parties will be able to sell their Common Stock, pursuant to and in accordance with Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding, which was 146,744,164 shares as of April 24, 2023; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also limited be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company (the “Transfer Agent”). The Transfer Agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Registration Rights

Investor Rights Agreement

At the closing of the Business Combination Agreement, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with CCG, the SPAC Sponsor, certain stockholders of Juniper and certain former stockholders of Janus Midco, LLC with respect to the shares of Common Stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes, among other things, the Company’s requirement to file a resale shelf registration statement on behalf of the parties to the Investor Rights Agreement promptly after the Closing. The Investor Rights Agreement also provides certain demand rights and piggyback rights to the Selling Stockholders, subject to underwriter cutbacks and issuer blackout periods. The Company shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the Investor Rights Agreement, whether or not the registration statement becomes effective.

Amendment to the Registration and Stockholder Rights Agreement

In connection with the closing of the Business Combination, Juniper, the SPAC Sponsor and the other parties to the Registration and Stockholder Rights Agreement, dated November 13, 2019 (the “Registration and Stockholder Rights Agreement”), entered into an amendment to the Registration and Stockholder Rights Agreement (the “Amendment to the Registration and Stockholders Rights Agreement”) pursuant to which (i) all references to “Common Stock” (as defined in the Registration and Stockholder Rights Agreement) were deemed to be references to the Common Stock, (ii) references to the registration rights to which the SPAC Sponsor is entitled were appropriately updated for the transaction structure and (iii) certain governance rights included in Article V of the Registration and Stockholder Rights Agreement were removed and the governance rights included in the Investor Rights Agreement were deemed to control.

Listing

Our Common Stock is listed on the NYSE are under the symbol “JBI.”

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The consolidated financial statements as of December 31, 2022 and January 1, 2022 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Ramey Jackson

Chief Executive Officer

Janus International Group, Inc.

135 Janus International Blvd.

Temple, GA 30179

(866) 562-2580

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$		*
Accounting fees and expenses	$	*	*
Legal fees and expenses	$	*	*
Financial printing and miscellaneous expenses	$	*	*

Total	$	*	*

*

Registration fee of $185,745.62 was previously paid in connection with the Prior Registration Statement relating to the securities that are included in this registration statement in accordance with Rule 429 under the Securities Act. Accordingly, there is no registration fee due in connection with the registration of such securities hereby.

**

Fees and expenses will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16. Exhibits.

(a) Exhibits.

No.	Description

2.1	Business Combination Agreement, dated December 21, 2020, by and among Juniper Industrial Holdings, Inc., Janus Parent, Inc., Janus Midco, LLC, Jupiter Management Holdings, LLC, Jupiter Intermediate Holdco, LLC and the other parties named therein (incorporated by reference to Exhibit 2.1 to Janus International Group, Inc.’s Form 10-K filed on March 29, 2023).

2.2	First Amendment to Business Combination Agreement, dated April 6, 2021, by and among Juniper Industrial Holdings, Inc., Janus Midco, LLC, Cascade GP, LLC and the other parties named therein (incorporated by reference to Exhibit 2.2 to Janus International Group, Inc.’s Form 10-K filed on March 29, 2023).

3.1	Amended and Restated Certificate of Incorporation of Janus International Group, Inc., filed with the Secretary of State of Delaware on June 7, 2021 (incorporated by reference to Exhibit 3.1 to Janus International Group, Inc.’s Form 8-K filed on June 11, 2021).

3.2	Amended and Restated Bylaws of Janus International Group, Inc., filed with the Secretary of State of the State of Delaware on June 7, 2021 (incorporated by reference to Exhibit 3.2 to Janus International Group, Inc.’s Form 8-K filed on June 11, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Janus International Group, Inc.’s Form 10-K filed on March 29, 2023).

23.1*	Consent of BDO USA LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the initial filing of this Registration Statement).

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

107*	Filing Fees Table.

*	Filed Herewith.
+	Management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules. All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temple, Georgia on April 24, 2023.

JANUS INTERNATIONAL GROUP, INC.

By:	/s/ Anselm Wong
Name:	Anselm Wong
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ramey Jackson, Anselm Wong and Elliot Kahler or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ramey Jackson Ramey Jackson	Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2023

/s/ Anselm Wong Anselm Wong	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 24, 2023

/s/ David Vanevenhoven David Vanevenhoven	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2023

/s/ José E. Feliciano José E. Feliciano	Chairman	April 24, 2023

/s/ Brian Cook Brian Cook	Director	April 24, 2023

/s/ David Doll David Doll	Director	April 24, 2023

/s/ Roger Fradin Roger Fradin	Director	April 24, 2023

/s/ Heather Harding Heather Harding	Director	April 24, 2023

/s/ Xavier A. Gutierrez Xavier A. Gutierrez	Director	April 24, 2023

/s/ Colin Leonard Colin Leonard	Director	April 24, 2023

/s/ Thomas A. Szlosek Thomas A. Szlosek	Director	April 24, 2023